UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 9, 2015

Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

933 MacArthur Boulevard

Mahwah, New Jersey 07430

(Address of principal executive offices, including zip code)

(551) 777-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to Board of Directors Composition

On December 10, 2015, Klaus Eppler, a member of the Board of Directors (the “Board”) of Ascena Retail Group, Inc. (the “Company”) since 1993, notified the Company of his decision to retire from the Board effective at the end of the Company’s 2015 Annual Meeting of Stockholders. Mr. Eppler advised the Company that he has no disagreement with the Company on any matter relating to the Company’s operations, policies or practices and the decision was based solely on personal reasons. Effective upon Mr. Eppler’s retirement, the Board appointed Carl Rubin to fill the resulting vacancy as a member of the class of directors whose terms of office expire at the Company’s 2017 Annual Meeting of Stockholders (the “2017 Class”), effective immediately. Following Mr. Rubin’s appointment, the 2017 Class consists of three directors. Also on December 10, 2015, the Board increased the size of the Board to nine directors pursuant to the Company’s by-laws, and appointed Steven L. Kirshenbaum to fill the resulting vacancy as a member of the class of directors whose terms of office expire at the Company’s 2018 Annual Meeting of Stockholders (the “2018 Class”), effective immediately. Following Mr. Kirshenbaum’s appointment, the 2018 Class consists of three directors.

The Board has affirmatively determined that following the changes to the composition of the Board described above, a majority of the directors who will continue to serve on the Board are independent. They are Katie J. Bayne, Kate Buggeln, Randy L. Pearce, Carl Rubin and John Usdan.

On December 10, 2015, the Company issued a press release announcing the changes to the composition of the Board described above, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Amendment and Restatement of Executive Severance Plan

On December 9, 2015 (the “Restatement Date”), the compensation and stock incentive committee of the Board adopted an amendment and restatement (the “Restatement”) of the Company’s Executive Severance Plan, as amended and restated as of September 23, 2014, that provides for the following amendments:

•	severance payments upon certain terminations of employment occurring in connection with a change in control will be determined based on (i) the participant’s annual base salary and (ii) a participant’s annual target cash performance bonus opportunity for the fiscal year in which the change in control occurs or, if greater, the participant’s average three-year aggregate annual cash performance bonuses actually paid to the participant on a semi-annual basis (with the aggregate annual bonus equaling the sum of the two seasonal bonuses paid in each such fiscal year);

•	the 12-month period during which the participants are entitled to change in control severance benefits is extended to 24 months; and

•	the salary continuation period for non-change in control terminations is 12 months for all eligible employees.

The Restatement applies to eligible employees who are employed on or after the Restatement Date and does not apply to participants whose employment terminated prior to the Restatement Date. The foregoing description of the Restatement does not purport to be complete and is qualified in its entirety by reference to the Restatement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No	Description

10.1	Ascena Retail Group, Inc. Executive Severance Plan, amended and restated effective as of December 9, 2015.

99.1	Press Release dated December 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

Date: December 11, 2015	By:	/s/ Ernest LaPorte
Name: Ernest LaPorte
Title: Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No	Description

10.1	Ascena Retail Group, Inc. Executive Severance Plan, amended and restated effective as of December 9, 2015.

99.1	Press Release dated December 10, 2015.